UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2014
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36271 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Employment Agreement with Douglas S. Gordon.  Effective as of October 23, 2014, WaterStone Bank SSB (the "Bank"), the wholly-owned subsidiary of Waterstone Financial, Inc. (the "Company"), entered into an employment agreement (the "Agreement") with Douglas S. Gordon, President and Chief Executive Officer of the Bank, for a term continuing through December 31, 2017.  Commencing on January 1, 2015, and continuing on each January 1st (the "Anniversary Date") thereafter, the term of the Agreement will renew for an additional year, such that the remaining term will always be three years, unless written notice of non-renewal is provided to Mr. Gordon at least thirty days prior to the Anniversary Date.  The Agreement provides Mr. Gordon with an initial annual base salary of $780,000.00.  In addition, Mr. Gordon is entitled to participate in the employee benefit plans, arrangements and perquisites offered by the Bank and is entitled to participate in any incentive compensation or bonus plan or arrangement of the Bank or the Company in which he is eligible to participate.  The Bank will also pay or reimburse him for business expenses incurred, pay or reimburse him for annual country club dues and furnish him an automobile or reimburse him for the expense of leasing an automobile and for reasonable expenses associated with the use of such automobile.

In the event of Mr. Gordon's involuntary termination of employment for reasons other than cause, disability, death or retirement, or in the event Mr. Gordon resigns during the term of the Agreement for "good reason" (as defined in the Agreement), Mr. Gordon will receive a lump-sum severance payment equal to the sum of (i) his earned but unpaid salary as of the date of his termination of employment, (ii) the benefits he is entitled to as a former employee under the employee benefit plans maintained by the Bank or the Company, (iii) the remaining base salary and bonuses Mr. Gordon would have earned if he had continued his employment for the remaining term of the Agreement and had earned a bonus and/or incentive award in each year in an amount equal to the average bonus and/or incentive award earned by him over the three calendar years preceding the year in which the termination occurs, (iv) the annual contributions or payments that would have been made on Mr. Gordon's behalf to any employee benefit plans of the Bank or the Company as if Mr. Gordon had continued his employment with the Bank for the remaining term of the Agreement, and (v) the annual payments that would have been made related to membership in a country club and the use of an automobile for the remaining term of the Agreement.  In addition, all awards under the Wauwatosa Holdings 2006 Equity Incentive Plan (the "Incentive Plan") and any other or subsequent stock based incentive plan that would have vested had Mr. Gordon continued his employment with the Bank for the remaining term of the Agreement will vest as of the date of termination and become exercisable, provided that if the terms of the Incentive Plan do not allow for such vesting, the Bank will make a lump sum payment  to Mr. Gordon in an amount equal to the value to Mr. Gordon if such awards had become vested and been exercised.  Upon the occurrence of an event of termination described above, Mr. Gordon will be entitled to continued life insurance coverage and non-taxable medical and dental insurance coverage for the remaining term of the Agreement.

Upon termination of Mr. Gordon's employment by the Company or the Bank following a change in control of the Company or the Bank, or Mr. Gordon's resignation due to good reason following a change in control, Mr. Gordon will receive a lump sum payment within 30 days after the date of termination substantially similar to the payment that he would receive on such a termination without regard to a change in control, except that such payments will be calculated based on a remaining term of the agreement of 36 months.  In addition, all awards under the Incentive Plan will vest as of the date of termination and become exercisable. Upon the occurrence of an event of termination described above, Mr. Gordon will be entitled to continued life insurance coverage and non-taxable medical and dental insurance coverage for a period of 36 months from the date of termination.

In the event of Mr. Gordon's disability and subsequent termination of employment, Mr. Gordon will receive the benefits provided under any disability program sponsored by the Company or the Bank.  To the extent such benefits are less than Mr. Gordon's base salary at the date of termination, and less than 66 2/3% of Mr. Gordon's base salary after the first year following termination, Mr. Gordon will be entitled to the difference between the disability benefits provided under any disability program sponsored by the Company or the Bank and his base salary for a period of one year.  After the first year following termination, Mr. Gordon will be entitled to the difference between the disability benefits provided under any disability program sponsored by the Company or the Bank and 66 2/3% of Mr. Gordon's base salary, through the earliest to occur of the date of Mr. Gordon's death, recovery from disability or the date Mr. Gordon attains age 65.

In the event of Mr. Gordon's death during the term of the Agreement, Mr. Gordon's beneficiary, legal representatives or estate will be paid Mr. Gordon's base salary for one year and the Bank will continue to provide Mr. Gordon's family the same medical, dental, and other health benefits that were provided by the Bank to Mr. Gordon's family immediately prior the Mr. Gordon's death, on the same terms, including cost.

In the event of termination due to Mr. Gordon's retirement, no amount or benefit will be due Mr. Gordon under the Agreement.

The employment agreement restricts Mr. Gordon from revealing confidential information of the Company and the Bank.  In addition, for one year following termination of employment (other than upon termination following a change in control), Mr. Gordon may not compete with the Company and the Bank or solicit or hire the Bank's employees.

The foregoing description of the Agreement is qualified in its entirety by reference to the employment agreement attached hereto as Exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01.                          Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)            Exhibits:

Exhibit Number	Description

10.1	Employment Agreement between WaterStone Bank SSB and Douglas S. Gordon

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: October 24, 2014	/s/ William F. Burss
Name: Willian F. Bruss
Title: Chief Operating Officer and Corporate Secretary